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                                                                   EXHIBIT 5.01


                                  January 22, 1999




Symantec Corporation
10201 Torre Avenue
Cupertino, California  95014

Gentlemen/Ladies:

     At your request, we have examined the Registration Statement on Form S-8 (the "REGISTRATION STATEMENT") to be filed by you with the Securities and Exchange Commission (the "SEC") on or about January 22, 1999 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 2,275,148 shares of your Common Stock (the "STOCK") subject to issuance by you upon the exercise of stock options granted or to be granted by you under your 1996 Equity Incentive Plan (the "PLAN").

     In rendering this opinion, we have examined the following:

     (1) the Registration Statement, together with the Exhibits filed as a part thereof;

     (2) your Registration Statement on Form S-8 (Registration Number 333-07223), which became effective on June 28, 1996, your Registration Statement on Form S-8 (Registration Number 333-18355), which became effective on December 20, 1996, and your Registration Statement on Form S-8 (Registration Number 333-39175), which became effective on October 31, 1997;

     (3)  the Prospectus prepared in connection with the Registration Statement;

     (4) the minutes of meetings and actions by written consent of your stockholders and your Board of Directors that are contained in your minute books that are in our possession;

     (5) your stock records in our possession that you have provided to us (consisting of a summary list of stockholders and option and warrant holders respecting your capital stock that was prepared by you and dated January 18, 1999);

     (6) your Registration Statement on Form 8-A (Commission File Number 0-17781), as declared effective by the SEC on June 22, 1989; and

     (7) a Management Certificate of even date herewith, duly executed and delivered to us.

     We have also confirmed the continued effectiveness of your registration under the Securities Exchange Act of 1934, as amended, by telephone call to the offices of the SEC and have confirmed your eligibility to use Form S-8.
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     In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof.

     As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from public officials and records included in the documents referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; HOWEVER, we are not aware of any fact that would cause us to believe that the opinion expressed herein is not accurate.

     We are admitted to practice law in the State of California, and we express no opinion herein with respect to the application or effect of the laws of any jurisdiction other than the existing laws of the United States of America, the existing laws of the State of California and the existing Delaware General Corporation Law without reference to case law or secondary sources.

     Based on the foregoing, it is our opinion that the 2,275,148 shares of Stock that may be issued and sold by you upon the exercise of stock options granted or to be granted under the Plan, when issued and sold in the manner referred to in the Plan, and the prospectus associated with the Plan, will be validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

     This opinion speaks only as of its date and is intended solely for the your use as an exhibit to the Registration Statement for the purpose of the above sale of the Stock and is not to be relied upon for any other purpose.

                                        Very truly yours,

                                        FENWICK & WEST LLP


                                        By:  /s/ Gordon K. Davidson
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